1 ALASKA AIR GROUP OPERATIONAL PERFORMANCE REWARDS PLAN DESCRIPTION Adopted January 3, 2005; Amended January 17, 2018 The Board of Directors of Alaska Air Group, Inc. (the “Company”) has adopted the Operational Performance Rewards Plan (the “Plan”) to reward employees of Alaska Airlines, Inc. (“Alaska”), Horizon Air Industries, Inc. (“Horizon”) and Virgin America Inc. (“Virgin”) (each a “Subsidiary”) for achieving certain operational performance targets. This description is provided to explain the key elements of how the Plan will operate. This Plan is effective beginning with the 2018 Plan year and each year thereafter until amended or terminated as provided herein. 1. ELIGIBILITY All regular employees and temporary variabletime employees of Alaska, Horizon and Virgin (including employees outside of the United States, if permitted by applicable law and labor contracts) are eligible to participate in the Plan (“Eligible Employees”), and will receive one or more payments under the Plan if they meet the criteria in this paragraph. Payments under the Plan (“Awards”) are earned monthly and paid quarterly. Eligible Employees on active status or on an approved leave of absence as of the close of business on the last day of the quarter during which (a) any of the monthly operational targets applicable to such employee's applicable Subsidiary are met and (b) employee had eligible earnings as defined in the Company's Performance Based Pay Plan during the quarter will be eligible for a payout for each month of the quarter in which the employee's applicable Subsidiary's operational targets are met. For persons with Voluntary Severance Incentive or equivalent severance packages (whether voluntary or not), the last day of eligible employment will not include any of the period during which the employee has ceased working but is still otherwise treated as on payroll. Unless otherwise provided in a separate agreement, an individual whose employment with Alaska, Horizon or Virgin ends prior to the last day of the quarter for any reason not set forth above, for example, resignation or termination (with or without cause), forfeits any Award under this Plan. In addition, employees terminated for cause, as determined by Alaska or Horizon, shall forfeit any Award under this Plan, regardless of their employment status on the last day of the quarter. Notwithstanding the foregoing, contract employees or independent contractors as classified by Alaska, Horizon or Virgin shall be excluded from participation hereunder, regardless of whether an agency or court subsequently re-classifies such individuals as employees of Alaska, Horizon or Virgin. An Eligible Employee who meets all the requirements for an Award is a “Plan Participant." Participation in the Plan does not guarantee that any Award will be paid if applicable operational targets are not achieved.

2 2. ACCRUAL OF AWARDS An Award will accrue for each Participant as of the close of business of the last day of any quarter in which the applicable Subsidiary has achieved one or more of the performance goals set forth in Exhibit A. Each Subsidiary does not need to achieve all of the performance goals in a given quarter to accrue an Award; each goal reached in a given Target Period (as defined in Exhibit A) will apply separately towards the Award to that Subsidiary’s Participants for that quarter. 3. PAYMENT OF AWARDS Accrued Awards will be paid quarterly. The Company will use reasonable efforts to pay accrued Awards to Participants within sixty (60) days of the end of each calendar quarter. The Company may pay Awards through regular payroll or by separate check in the Company’s discretion, and in either case the Company may withhold applicable taxes and garnishments from such payments. The Company will pay a deceased Participant's Award to the beneficiary designated by the Participant for purposes of the Company's group term life insurance plan covering the deceased Participant, and in the absence of any designation, will be paid to the Participant’s estate. 4. ESTABLISHMENT OF PERFORMANCE GOALS The Compensation and Leadership Development Committee of the Board (the “Compensation Committee”) will establish the periodic performance goals for each Plan year during the life of this Plan, and will provide an exhibit to this Plan that outlines goals and the payout amounts for each goal. Each such attachment will be labeled “Exhibit A: Operational Performance Rewards Plan Goals and Award Levels for [year]” and communicated to eligible employees. 5. AMENDMENT; TERMINATION; INTERPETATION The Board, acting through the Compensation Committee, retains the right at any time to modify the Plan in any manner that it deems appropriate or to terminate the Plan, provided that no amendment or termination shall be effective sooner than the first day of the month following the Compensation Committee’s action on such amendment or termination. No termination of the Plan shall affect Awards accrued before the effective date of termination. Management may interpret or amend this Plan Description with respect to administrative issues that do not affect benefit amounts and are not otherwise material to the overall benefits provided by the Plan. The Compensation Committee shall have discretion to interpret and resolve any material issue or dispute under the Plan, and its decision concerning any aspect of the operation of the Plan will be final and conclusive. The Compensation Committee will review the Plan annually and may make changes to the Plan and/or Exhibit A for the next Plan year.

3 6. MISCELLANEOUS This description, including its attachments, constitutes the entire understanding relating to the Plan, and supersedes all prior oral or written agreements, representations or commitments relating to the Plan or any Award. This Plan is not a commitment of the Company, Alaska, Horizon or Virgin, to any officer or employee of such company to continue that individual in its employ for any reason. Any employee who files suit against his or her employer for wrongful termination shall automatically cease to be a Participant. This description and the rights and obligations provided for herein shall be construed and interpreted in accordance with the law of the state of Washington, excluding its conflicts of law rules.